Exhibit 99.1

Digital Insight Corporation

DIGITAL INSIGHT REPORTS SOLID FOURTH QUARTER RESULTS AND

ANNOUNCES NEW DISTRIBUTION PARTNERSHIP WITH FISERV SOURCEONE

CALABASAS, Calif. (February 17, 2005) - Digital Insight Corp.® (Nasdaq: DGIN) (www.digitalinsight.com), the leading online banking provider, today announced financial results for its fourth quarter and year ended December 31, 2004.

Revenues for the fourth quarter increased 16% to $48.9 million from $42.2 million for the fourth quarter ended December 31, 2003. Under Generally Accepted Accounting Principles (GAAP), net income in the fourth quarter (based on a 47% effective tax rate) was $3.9 million, or $0.11 per diluted share. The Company’s GAAP results reflect a higher effective tax rate than previously anticipated due to a non-recurring tax charge that reduced GAAP net income by $0.02 per diluted share. In the fourth quarter of 2003, net income was $35.5 million, or $1.01 per diluted share, which included a one-time tax benefit from the release of the Company’s deferred tax valuation allowance equivalent to $29.6 million, or $0.84 per diluted share. GAAP operating income, which is unaffected by the variability in effective tax rates, increased 18% in the fourth quarter of 2004 versus the comparable quarter in 2003.

On a non-GAAP basis, excluding amortization of intangible assets from acquisitions, stock-based compensation and the non-recurring tax benefit and tax charge described above, non-GAAP net income in the fourth quarter (based on a 39% effective tax rate) was $6.1 million, or $0.17 per diluted share, compared to non-GAAP net income in the fourth quarter of 2003 (based on a 2% effective tax rate) of $7.6 million, or $0.22 per diluted share. A reconciliation of non-GAAP results to GAAP results is provided as part of this press release.

Cash Flow and Balance Sheet Highlights

Cash flow from operations in the fourth quarter remained strong at $13.5 million. Cash and investments at December 31, 2004 increased to $117.3 million from $104.2 million at September 30, 2004. The Company remains debt-free.

Digital Insight Corporation

Revenue By Segment	Q4 2004	Q4 2003	% Change
Internet Banking	$40,537	$35,013	16%
Cash Management (a)	$5,266	$3,345	57%
Lending	$3,094	$3,806	(19)%

(a)	Cash Management revenue includes contributions from Magnet Communications since the acquisition date of November 25, 2003.

Internet Banking revenues increased 16% versus the fourth quarter a year ago, driven primarily by strong growth in online bill payers and Internet banking end users that was partially offset by a continuing modest reduction in average revenue per end user. Cash Management revenue within the Company’s outsourcing product lines also remained strong, particularly in the small business segment. Cash Management revenue from professional services and other non-recurring sources of revenue associated with larger banks remained sluggish, although order bookings for new professional services projects increased from prior quarters. Lending revenues decreased 19% compared to a year ago primarily due to lower application volumes.

Digital Insight Chairman, President and CEO Jeff Stiefler commented, “Our Internet banking business for consumers and small businesses continues to grow profitably and predictably, with particular strength in online bill payment and small business cash management. Financial institutions large and small have recognized clearly the significance of online banking and bill payment as a driver of customer profitability, and understand with certainty that they must compete aggressively for online customers. Digital Insight is particularly well positioned to benefit from financial institutions’ increasing focus on bill pay promotion considering that less than 3% of our potential Internet banking end users are registered for our bill pay service — compared to bill pay adoption among checking account customers exceeding 20% at leading banks like Bank of America.

“Continuing a multi-quarter trend, Lending and the segment of our Cash Management business focused on large banks delivered financial performance that negatively impacted our overall growth rate and profit margins,” Stiefler continued. “We continue to execute our strategy to improve the performance of these businesses and achieved important benchmarks of progress during the quarter. For example, bookings from existing clients in our large bank Cash Management business were the highest since the acquisition, demonstrating increased levels of confidence in our capabilities. And we successfully delivered our new Lending technology platform, including a loan origination system that automates workflow and back end lending processes, expanding our addressable market and considerably strengthening our competitive position.

Digital Insight Corporation

“I am also pleased that we continued to make progress on our strategy of partnering with core processors to help them meet their customers’ needs for best-of-breed products,” Stiefler added. “Subsequent to the quarter’s end, we entered into an important new distribution partnership with Fiserv SourceOne, a core processing unit serving the larger banks among Fiserv’s client base. The multi-year agreement establishes Digital Insight as the preferred solution outside of Fiserv’s internal products, and includes our Cash Management, Internet Banking and Lending product lines.

“The combination of continued strength in our core business, early signs of improvement in our underperforming businesses, and our ability to deepen our partnerships with core data processors has me optimistic about our growth prospects for 2005,” Stiefler concluded.

Update on Repurchase Program Activity

During the fourth quarter, the Company repurchased 232,000 shares of its common shares at an average price of $16.39 under its previously-announced $25 million stock repurchase program.

2005 Financial Guidance

The Company reiterated its 2005 financial guidance initially provided during October 2004, and additionally provided guidance for the first quarter of 2005.

2005 Business Outlook	First Quarter 2005	Full Year 2005
Revenues	$50.0 - $50.5 million	$209 - $214 million
Non-GAAP diluted EPS[1,3]	$0.17 - $0.18 per share	$0.74 - $0.79 per share
Equivalent GAAP diluted EPS [2,3]	$0.13 - $0.14 per share	$0.60 - $0.65 per share

[1]	Excludes amortization of acquisition-related intangible assets of approximately $0.03 to $0.04 per diluted share for the quarter and $0.14 for the full year 2005.
[2]	Includes amortization of acquisition-related intangible assets of approximately $0.03 to $0.04 per diluted share for the quarter and $0.14 for the full year 2005.
[3]	Does not include costs related to expensing of stock options, which is scheduled to become mandatory during the second half of 2005.

Reconciliation of Non-GAAP to GAAP Results and GAAP Outlook

The Company provides non-GAAP operating results as a supplement to its GAAP financial results. The Company believes that non-GAAP results provide investors and management with a representation of the Company’s core operating performance that can be helpful in assessing Digital Insight’s prospects for future growth. Management uses such non-GAAP measures to evaluate financial results and to establish operational goals. The Company’s non-GAAP results exclude the following charges and benefits, net of any related tax impact, from the Company’s statements of operations:

•	Non-cash charges related to amortization of acquisition-related intangible assets, net of taxes

Digital Insight Corporation

•	Non-cash charges related to amortization of stock-based compensation, net of taxes

•	Merger-related charges

•	Restructuring-related charges

•	Impairment charges

•	Cumulative effect of change in accounting methods

•	Income tax benefit from the release of valuation allowance

•	Non-recurring tax charges

A detailed calculation of non-GAAP net income and non-GAAP net income per share is included in the attached reconciliation of GAAP net income to non-GAAP net income. The GAAP net income and GAAP net income per share information is included in the attached consolidated statement of operations.

Q4 2004 Investor Webcast

Digital Insight will host a live webcast of its Fourth Quarter Investor Conference Call today at 5:00 p.m. EST. To access the webcast, visit Digital Insight’s web site located at www.digitalinsight.com, enter the Investor Relations section and click on the webcast icon.

Q4 2004 Telephone Replay

A telephone replay of the conference call will also be available for one week after the live call by calling (888) 203-1112 (or 719/457-0820 outside the U.S.), and entering the reservation number, 338403.

About Digital Insight

Digital Insight® Corporation is the leading online banking provider for financial institutions. Through its comprehensive portfolio of Internet-based financial products and services built upon the Company’s unique architecture, Digital Insight enables banks and credit unions to become the trusted transaction hub for their retail and commercial customers. Digital Insight offers consumer and business Internet banking, online lending, electronic bill payment and presentment, check imaging, account-to-account transfers, website development and hosting, marketing programs designed to help increase online banking end user growth and more. Each Digital Insight product and service reinforces the strength of its financial institution clients.

Digital Insight Corporation

Safe Harbor Statement under the Private Litigation Reform Act of 1995

This release discusses the following topics which contain forward-looking statements: guidance on anticipated results of operations in the first quarter of 2005 and for all of 2005; expectation of sustaining or growing GAAP or non-GAAP net income; expectation of continued growth in Internet banking and bill payment end users; expectation of gaining new sales and retaining current clients; expectation regarding payment or nonpayment of federal or state income taxes in future years; expectations regarding the profitability of and the level of revenue contributions from our Lending and Cash Management business lines; and other statements relating to future revenues, earnings, and performance. Such forward-looking statements are based on assumptions and are subject to inherent risks and uncertainties. Important factors which could cause actual results to differ materially from those in the forward-looking statements include the possibility that actual results of operations may fall short of the guidance provided herein, risk of a major security breach to the Company’s system, market risks associated with the stock repurchase program, risks related to the integration of Cash Management products acquired in the acquisition of Magnet Communications, as well as other risk factors detailed in Digital Insight’s latest annual report on Form 10-K and other reports on file with the SEC. Digital Insight assumes no obligation and does not intend to update any such forward-looking statements.

CONTACTS:

CORPORATE COMMUNICATIONS	INVESTOR RELATIONS

Jane Schachtel	Erik Randerson
Corporate Communications	Investor Relations
Digital Insight	Digital Insight
(818) 878-6069	(818) 878-6615

- tables to follow -

Digital Insight Corporation

DIGITAL INSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2004	2003	2004	2003
Revenues	$48,897	$42,164	$188,891	$154,362

Costs and operating expenses
Cost of revenues	21,224	18,912	84,276	72,569
Sales, general and administrative	12,121	11,284	44,709	42,684
Research and development	6,501	4,401	23,435	15,631
Amortization of acquisition-related intangible assets	2,058	1,633	8,284	5,868

Total costs and operating expenses	41,904	36,230	160,704	136,752

Income from operations	6,993	5,934	28,187	17,610

Interest and other income, net	336	159	838	556

Net income before income taxes	7,329	6,093	29,025	18,166

Income tax provision (benefit)	3,444	(29,451)	12,302	(28,428)

Net income	$3,885	$35,544	$16,723	$46,594

Basic net income per share	$0.11	$1.05	$0.47	$1.41

Diluted net income per share	$0.11	$1.01	$0.47	$1.38

Shares used in computing basic net income per share	35,784	33,923	35,364	32,991

Shares used in computing diluted net income per share	36,158	35,140	35,860	33,700

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME (1)

GAAP net income	$3,885	$35,544	$16,723	$46,594
Amortization of acquisition-related intangible assets (4)	1,276	1,633	5,136	5,868
Amortization of stock-based compensation, net of tax (3)	375	—	375	—
Income tax benefit from release of tax valuation allowance	—	(29,611)	—	(29,611)
Non-recurring tax adjustment (2)	573	—	1,187	—

Non-GAAP net income	$6,109	$7,566	$23,421	$22,851

Diluted non-GAAP net income per share	$0.17	$0.22	$0.65	$0.68

Shares used in computing diluted non-GAAP net income per share	36,158	35,140	35,860	33,700

(1)	See explanation above regarding the Company’s practice on reporting non-GAAP results.
(2)	Adjusts the Company’s income tax provision for one-time charges to reduce the carrying value of certain of its deferred tax assets and to establish tax contingency reserves.
(3)	Primarily relates to acceleration of stock options for the Company’s former Chairman, President and CEO that occurred on December 31, 2004 per the terms of his employment agreement.
(4)	Net of the Company’s effective tax rate in the quarter and year ended December 31, 2004.

Digital Insight Corporation

DIGITAL INSIGHT CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$74,912	$40,226
Short-term investments	23,556	29,109
Accounts receivable, net	27,483	22,333
Accumulated implementation costs	2,662	3,689
Deferred tax asset, net	18,665	15,377
Prepaid and other current assets	2,499	2,644

Total current assets	149,777	113,378

Property and equipment, net	22,818	27,586
Goodwill and intangible assets, net	153,555	161,545
Deferred tax asset, net	29,318	41,324
Accumulated implementation costs	2,810	3,684
Long-term investments	18,786	1,007
Other assets	192	288

Total assets	$377,256	$348,812

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,493	$6,427
Accrued compensation and related benefits	4,952	5,428
Customer deposits and deferred revenues	14,030	12,758
Accrued expenses and other liabilities	6,934	10,512

Total current liabilities	33,409	35,125

Customer deposits and deferred revenues	6,772	5,446
Other liabilities	3,994	1,770

Total liabilities	44,175	42,341

Common stock	36	35
Additional paid-in capital	451,080	437,086
Additional paid-in capital – treasury stock, at cost	(3,812)	—
Deferred stock-based compensation	(542)	(246)
Accumulated deficit	(113,681)	(130,404)

Total stockholders’ equity	333,081	306,471

Total liabilities and stockholders’ equity	$377,256	$348,812

Digital Insight Corporation

DIGITAL INSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve months ended December 31,
	2004	2003
Cash flows from operating activities:
Net income	$16,723	$46,594
Adjustments to reconcile net income to net cash from operating activities:
Income tax benefit on stock options exercised	2,677	4,405
Deferred income tax provision (benefit)	8,247	(34,682)
Depreciation and amortization of property and equipment	13,528	12,969
Amortization of acquisition-related intangible assets	8,284	5,868
Amortization of deferred stock-based compensation	740	62
Loss on disposition of property and equipment	551	—
Fair value of warrants granted to service provider	—	345
Restructuring, asset impairment, and other charges, net of cash paid	—	110
Changes in operating assets and liabilities, net of effect of acquisition	(1,819)	(1,626)

Net cash provided by operating activities	48,931	34,045

Cash flows from investing activities:
Net purchases of investments	(12,226)	(3,867)
Acquisition of property and equipment	(9,371)	(7,680)
Acquisition payments	(1,043)	(31,629)

Net cash used in investing activities	(22,640)	(43,176)
Cash flows from financing activities:
Net repayments of debt	—	(8,554)
Acquisition of treasury stock	(3,812)	—
Proceeds from issuance of common stock	12,207	9,781

Net cash provided by financing activities	8,395	1,227

Net increase (decrease) in cash and cash equivalents	34,686	(7,904)
Cash and cash equivalents, beginning of period	40,226	48,130

Cash and cash equivalents, end of period	$74,912	$40,226

Digital Insight Corporation

Digital Insight Corporation

Key Operating Data

	December 31, 2004	September 30, 2004	December 31, 2003
CONSUMER METRICS

Live Internet Banking Clients
Internet Banking Sites	1,350	1,366	1,350
Internet Banking Active End-Users	5,285,000	5,105,000	4,404,000
Potential End-Users at Live Sites	35,000,000	35,400,000	34,400,000
Penetration at Live Sites	15.1%	14.4%	12.8%

All Internet Banking Clients
Contracts	1,467	1,469	1,455
Potential End-Users	36,300,000	36,300,000	35,900,000

Online Bill Pay Metrics
Bill Pay Users	1,003,000	922,000	663,000
Bill Pay Penetration (of Internet Users)	19.0%	18.1%	15.1%

BUSINESS METRICS
Cash Management Contracts	605	597	556
Cash Management Corporate Customers	83,500	78,800	62,400

LENDING METRICS
Lending Contracts	224	225	218
Applications Processed (a)	127,000	142,000	140,000

CONTRACTED CLIENTS	1,720	1,738	1,710
REVENUE BY SEGMENT (in thousands) (a)
Internet Banking Revenue	$40,537	$38,057	$35,013
Cash Management Revenue (b)	$5,266	$5,870	$3,345
Lending Revenue	$3,094	$3,531	$3,806

Total Revenue	$48,897	$47,458	$42,164

(a)	Quarterly totals for respective three-month periods. All other information is at the period then-ended.
(b)	Contributions from Digital Insight’s acquisition of Magnet Communications are included in Cash Management since the acquisition on November 25, 2003.